Exhibit 99.1

Matinas BioPharma Receives NYSE Noncompliance Notice

BEDMINSTER, N.J. (January 10, 2025) – Matinas BioPharma Holdings, Inc. (NYSE American: MTNB) announces that on January 6, 2025, it received a NYSE American LLC notice indicating that the Company has fallen below certain NYSE American continued listing standards because it failed to hold its annual meeting of stockholders for the fiscal year ending on December 31, 2024, as set forth in Section 704 of the NYSE American Company Guide.

The Company intends to hold its annual meeting no later than December 31, 2025 in order to regain compliance under the NYSE American Company Guide.

About Matinas BioPharma

Matinas BioPharma is a biopharmaceutical company focused on delivering groundbreaking therapies using its lipid nanocrystal (LNC) platform delivery technology.

For more information, please visit www.matinasbiopharma.com.

Forward-looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including those relating to compliance with NYSE American listing requirements, and other statements that are predictive in nature, that depend upon or refer to future events or conditions. All statements other than statements of historical fact are statements that could be forward-looking statements. Forward-looking statements include words such as “expects,” “anticipates,” “intends,” “plans,” “could,” “believes,” “estimates” and similar expressions. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the sale of MAT 2203, and the evaluation of other alternatives for the Company, including a winddown or dissolution of the Company; and the other factors listed under “Risk Factors” in our filings with the SEC, including Forms 10-K, 10-Q and 8-K. Investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this release. Except as may be required by law, the Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Matinas BioPharma’s product candidates are all in a development stage and are not available for sale or use.

Investor Contact

Jerome Jabbour

Chief Executive Officer

(908) 484-8805

operations@matinasbiopharma.com

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